                                                                    EXHIBIT 10.2

                            SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this "Agreement"), dated 9 March, 2000, by and among
                                ---------
UNITED PAN-EUROPE COMMUNICATIONS N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands ("Purchaser"), and each of the parties listed on the signature pages hereto (each a "Shareholder", and collectively, the "Shareholders"). This Agreement
         -----------                          ------------
shall be deemed to be separate and several Agreements between Purchaser and each Shareholder.

WHEREAS, each of the Shareholders is, as of the date hereof, the record and beneficial owner of the shares of common stock, par value $1.50 per share (the "Common Shares"), of SBS BROADCASTING S.A., a corporation organized under the
 -------------
laws of Luxembourg (the "Company"), set forth opposite its name on Annex I
                         -------
hereto;

WHEREAS, Purchaser and the Company concurrently herewith are entering into an Exchange Offer Agreement, dated as of the date hereof (the "Exchange Offer
                                                            --------------
Agreement"), which provides, among other things, for the acquisition of Common
---------
Shares by Purchaser by means of an exchange offer (the "Offer") by Purchaser for
                                                        -----
all of the outstanding Common Shares, and upon the terms and subject to the conditions set forth in the Exchange Offer Agreement; and

WHEREAS, as a condition to the willingness of Purchaser to enter into the Exchange Offer, and in order to induce Purchaser to enter into the Exchange Offer each of the Shareholders has severally agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the execution and delivery by Purchaser of the Exchange Offer Agreement and the mutual representations, warranties, covenants and agreements set forth herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Shareholder. Each of the
           -------------------------------------------------
Shareholders hereby represents and warrants to Purchaser, severally and not jointly, as follows:

(a) Such Shareholder is the beneficial owner of the Common Shares (as may be adjusted from time to time pursuant to Section 6 hereof, the "Shares") set
                                                                   ------
     forth opposite its name on Annex I to this Agreement. Such Shares are held of record, in each case, by such Shareholder or by a nominee or custodian of such Shareholder. On the date hereof, the Shares opposite such Shareholder's name constitute all of the Shares owned by such Shareholder. Such Shareholder has the exclusive right to vote or dispose of (or exercise the voting or disposition of) such Shares.

(b) If such Shareholder is a corporation, general partnership, limited partnership, limited liability company, collective investment trust or separate account, as the case may be, such Shareholder is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Such Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all corporate, partnership or other action necessary to authorize the execution, delivery and performance of this Agreement.

     This Agreement has been validly executed and delivered by such Shareholder and (assuming due authorization, execution and delivery by Purchaser) constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder will not, (i) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of such Shareholder under, any of the terms, conditions or provisions of (A), if such Shareholder is a corporation, partnership, limited liability company, bank or other entity, the certificate or articles of incorporation or bylaws, partnership agreement, limited liability company agreement, trust agreement or other comparable organisational governing documents of such Shareholder or (B)
     (x) any Law or Order of any Governmental or Regulatory Authority applicable to such Shareholder or any of its respective assets or properties, or (y) any Contract to which such Shareholder is a party or by which such Shareholder or any of its respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the ability of such Shareholder to consummate the transaction contemplated by this Agreement, or (ii) require any filing by such Shareholder with, or any permit, authorization, consent or approval of, any Governmental or Regulatory Authority or any third party other than Schedule 13D or Schedule 13G and Form 4 and/or Form 5, or amendments thereto, with the United States Securities and Exchange Commission, or a notification to the Securities Board of The Netherlands (Stichting Toezicht Effectenverkeer) pursuant to section 46b of the Netherlands Securities Market Supervision Act 1995 (Wet toezicht effecten verkeer 1995) or pursuant to the Luxembourg Act on Disclosure of Significant Shareholdings in Listed Companies (Loi du 4 decembre 1992 sur les informations publies lors de l'acquisition et de la cession d'une participation importante dans une societe cotee en bourse). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transaction contemplated hereby.

(d) The Shares and the certificates representing the Shares owned by such Shareholder are now and at all times during the term hereof will be held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all Liens, proxies, voting trusts or agreements or understandings or arrangements whatsoever, except for any such Liens or proxies arising hereunder, and not subject to any preemptive rights.

SECTION 2. Representations and Warranties of Purchaser. Purchaser hereby
           -------------------------------------------
represents and warrants to each of the Shareholders as follows:

(a) Purchaser is a public limited liability company (naamloze vennootschap) duly incorporated and validly existing under the laws of The Netherlands and Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Purchaser and (assuming due execution and delivery by the Shareholders) constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally (including the doctrine of voidable preference within the meaning of section 3:45 of the Netherlands Civil Code and section 42 et seq. of the Netherlands Bankruptcy Code) and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement by Purchaser do not, and the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Purchaser under, any of the terms, conditions or provisions of (A) the articles of association (statuten) of Purchaser or (B) (x) any Law or Order of any Governmental or Regulatory Authority applicable to Purchaser or any of its assets or properties, or (y) any Contract to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

SECTION 3. Purchase and Sale of the Shares. Each of the Shareholders hereby
           -------------------------------
severally (and not jointly) agrees to exchange the Shares set forth opposite its name on Annex I to this Agreement into the Offer promptly, and in any event no later than the fifth business day following the commencement of the Offer pursuant to Section 1.01 of the Exchange Offer Agreement and not to withdraw any Shares so exchanged unless the Offer is terminated or has expired; provided that if such Shareholder shall thereafter acquire further Common Shares, then any such Shares shall be exchanged no later than the second business day after such acquisition. Purchaser hereby agrees to purchase all the Shares so exchanged at a price per Share equal to the Offer Price (as such term is defined in the Exchange Offer Agreement) or any higher price that may be paid in the Offer; provided, however, that Purchaser's obligation to accept for payment and pay for
--------  -------
the Shares in the Offer is subject to all the terms and conditions of the Offer including those set forth in the Exchange Offer Agreement and Exhibit A thereto.

SECTION 4. Transfer of the Shares; Proxies and Non-Interference. Prior to the
           ----------------------------------------------------
termination of this Agreement, except as otherwise provided herein, each of the Shareholders severally agrees that it shall not, directly or indirectly, (i) offer for sale, sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of, any or all of its Shares; (ii) enter into any Contract, option or understanding with respect to any transfer of any or all of its Shares or any interest therein; (iii) except as provided herein, grant any proxy, power-of-attorney or other authorization or consent in or with respect to its Shares; (iv) deposit its Shares into a voting trust or enter into a voting agreement or arrangement with respect to its Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Shareholder's obligations hereunder or the transactions contemplated hereby. Notwithstanding the foregoing, each Shareholder may transfer its Shares
(i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the terms and provisions set forth herein and executes and delivers to Purchaser a copy of this Agreement, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the terms and provisions set forth herein and executes and delivers to Purchaser a copy of this Agreement or (iii) with the prior written consent of Purchaser. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the terms and provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. Notwithstanding the foregoing, no transfer permitted hereunder shall release the transferring Shareholder from its obligations under this Agreement (including, without limitation, pursuant to Section 7 hereunder).

SECTION 5. Shareholder Capacity. No person executing this Agreement who is or
           --------------------
becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Shareholder signs solely in his or her capacity as the owner of, or the trustee of a trust whose beneficiaries are the owners of, on a several (and not joint) basis, such Shareholder's Shares. Each Shareholder is executing this Agreement severally (and not jointly) in his individual capacity and not collectively and is not forming a partnership group or other arrangement hereby.

SECTION 6. Certain Events. In the event of any share split, share dividend,
           --------------
merger, reorganization, recapitalization or other similar change in the capital structure of the Company affecting the Common Shares or the acquisition of additional shares of Common Shares or other securities or rights of the Company by any Shareholder, the number of Shares shall be adjusted appropriately, and this Agreement and the rights and obligations hereunder shall attach to any additional shares of Common Shares or other securities or rights of the Company issued to or acquired by any such Shareholder.

SECTION 7. Certain Other Agreements. From the date of this Agreement until the
           ------------------------
earlier of the termination of this Agreement or the Effective Time (as such term is defined in the Exchange Offer Agreement), and shall not permit or authorize any advisor or representative retained by or acting for or on behalf of any such Shareholder to, directly or indirectly, (i) take any action to initiate, solicit, continue, encourage or facilitate (including by way of furnishing or disclosing non-public information) any inquiries or the making of any offer or proposal with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries other than in connection with Project Pluto or any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the shares of any class of voting securities of the Company or any of its subsidiaries or a substantial portion of the assets of the Company or any of its subsidiaries, other than the transactions contemplated by or as provided in the Exchange Offer Agreement or by this Agreement (any of the foregoing being referred to as an "Acquisition Proposal"), or (ii) except in his capacity as a
                   --------------------
director pursuant to the Exchange Offer Agreement, engage in negotiations, discussions or communications regarding or disclose any information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to any person, corporation, partnership or other entity or group (a "Potential Acquiror") that may be
                                         ------------------
considering making, or has made, an Acquisition Proposal or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Each of the Shareholders shall (i) notify Purchaser promptly (and in any event within one business day) after receipt by it of any Acquisition Proposal (or any indication that any person is considering making an Acquisition Proposal) or any request for non-public information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person that may be considering making, or has made, an Acquisition Proposal, (ii) notify Purchaser promptly of any material change to any such Acquisition Proposal received by it, indication or request and (iii) upon reasonable request by Purchaser, provide Purchaser with all material information about any such Acquisition Proposal, indication or request received by it.

SECTION 8. Further Assurances. Each of the Shareholders shall, upon request of
           ------------------
Purchaser, take such further actions as may reasonably be necessary or desirable to carry out the provisions hereof, provided that the Shareholders shall not be required to incur any additional costs or expenses or receive less than the agreed price as provided in Section 3 without their prior written consent.

SECTION 9. Termination. Except as otherwise provided in this Agreement, this
           -----------
Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (i) the acquisition by Purchaser of all of the Shares, (ii) the termination of the Exchange Offer Agreement in accordance with its terms or provided, however, that Section 10 shall survive
                             --------  -------
any termination of this Agreement.

SECTION 10. Expenses. All fees and expenses incurred by any party hereto shall
            --------
be borne by the party incurring such fees and expenses.

SECTION 11. Public Announcements. Each of the Shareholders and Purchaser agree
            --------------------
that they will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be
                                  --------  -------
made without obtaining such prior consent if (i) the disclosure is required by

Law, and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

SECTION 12.  Definitions.  As used in this Agreement, the following terms shall
             -----------
have the meanings indicated below:

"Contract" means any agreement, lease, evidence of indebtedness, mortgage,
 --------
indenture, security agreement or other contract (whether written or oral).

"Law" means any law, statute, rule, regulation, ordinance and other
 ---
pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

"Liens" means any mortgage, pledge, assessment, security interest, lease, lien,
 -----
adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

"Governmental or Regulatory Authority" means any court, tribunal, arbitrator,
 ------------------------------------
authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

"Order" means any writ, judgment, decree, injunction or similar order of any
 -----
Governmental or Regulatory Authority.

SECTION 13.  Miscellaneous.
             -------------

(d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          (A) if to any Shareholder, to such Shareholder at the address set forth on the signature page hereto:

          with copies to:

          Sullivan & Cromwell
          St. Olave's House
          9a Ironmonger Lane
          London EC2V 8EY

          Attn: William A. Plapinger

          Fax:     +44 207 710 6565
          Tel:     +44 207 710 6800

          and

          (B)  if to Purchaser, to:

          United Pan-Europe Communications N.V.

          Fred. Roeskestraat 123, P.O. Box 74763
          1070 BT Amsterdam
          The Netherlands  1070 BT
          Telephone:        +31 20 778 9872
          Facsimile:        +31 20 778 9871
          Attention:        General Counsel

          with a copy to:

          Clifford Chance Rogers & Wells LLP
          200 Park Avenue
          New York, New York 10166
          Telephone:        +1 212 878-8000
          Facsimile:        +1 212 878-8375
          Attention:        Bonnie A. Barsamian

          and to:

          Clifford Chance Limited Liability Partnership
          200 Aldersgate Street
          London EC1A 4JJ
          Telephone:        + 44 207 600 1000
          Facsimile:        + 44 207 600 5555
          Attention:        Daniel Kossoff

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

(e) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

(g) This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, whether written and oral, among the parties hereto with respect to the subject matter hereof.

(h) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(i) Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of

     Manhattan, City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (f) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

(j) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such purported assignment shall be null and void; provided, however, Purchaser may, without the prior written consent of any
     --------  -------
     Shareholder assign its rights and obligations to any of its direct or indirect wholly owned subsidiaries in connection with, or for the purpose of, effecting the transactions contemplated by the Exchange Offer Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(k) If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(l) Each of the parties hereto acknowledge and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defence of adequacy of a remedy at law and
     (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

(m) No amendment, modification or waiver in respect to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

IN WITNESS WHEREOF, Purchaser and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                         PURCHASER



                                         By:  S/S
                                              -------------------------
                                         Name: ANTON TUIJTEN
                                         Title:  GENERAL COUNSEL/POA


                                         INDIVIDUAL SHAREHOLDERS:



                                         S/S
                                         ------------------------------
                                         HARRY EVANS SLOAN
                                         Address:  SBS Broadcasting S.A.
                                         8-10 rue Mathias Hardt
                                         L-1717 Luxembourg
                                         Luxembourg



                                         S/S
                                         ------------------------------
                                         MICHAEL FINKELSTEIN
                                         Address:  SBS Broadcasting S.A.
                                         8-10 rue Mathias Hardt
                                         L-1717 Luxembourg
                                         Luxembourg




                                         S/S
                                         ------------------------------
                                         HOWARD A. KNIGHT
                                         Address:  SBS Broadcasting S.A.
                                         8-10 rue Mathias Hardt
                                         L-1717 Luxembourg
                                         Luxembourg



                                         S/S
                                         ------------------------------
                                         MARTIN LINDSKOG
                                         Address:  SBS Broadcasting S.A.
                                         8-10 rue Mathias Hardt
                                         L-1717 Luxembourg
                                         Luxembourg

                                     ANNEX I

Beneficial Ownership of Company Common Shares

                                                        Number of Shares
                                                        ----------------


Harry Evans Sloan                                             819,366

Michael Finkelstein                                           125,000

Howard A. Knight                                              141,105

Martin Lindskog                                                 6,723